Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Second Quarter 2014 Results

—Exceeds revenue and profitability guidance—

—Nearly doubled growth in advertising revenue—

—Nearly doubled size of DAS network through six new venue wins in the second quarter—

LOS ANGELES — August 7, 2014 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

•                  Revenue of $28.4 million, an increase of 8.2% compared to $26.2 million for the second quarter of 2013.

•                  Net loss attributable to common stockholders of $3.7 million, or $0.10 per diluted share, compared to $0.4 million, or $0.01 per diluted share, for the second quarter of 2013.

•                  Adjusted EBITDA of $6.0 million, compared to $6.1 million for the second quarter of 2013. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  Nearly doubled the size of DAS network through six new venue wins in the second quarter of 2014, bringing the number of DAS networks in deployment to 17.

•                  An exclusive wireless network partnership with Philips Arena, home of the NBA’s Atlanta Hawks, to design, install and manage Wi-Fi and DAS networks.

•                  An exclusive partnership with both Gonzaga University’s McCarthey Athletic Center and the Spokane Veterans Memorial Arena to design, install and manage DAS networks.

•                  An extension of an exclusive Wi-Fi network partnership with Nashville International Airport to provide Wi-Fi services and install and manage a new neutral host DAS network.

•                  A bilateral roaming agreement with Time Warner Cable (TWC) providing millions of TWC Internet customers access to Boingo’s managed and operated locations and giving Boingo customers access to over 35,000 TWC Hotspots. The agreement also includes reciprocal Passpoint roaming to enable seamless and secure connections — Boingo’s first Passpoint roaming agreement.

•                  Named winner of the 2014 Leading Lights award for “Most Innovative Carrier Wi-Fi Deployment” for the deployment of the first Passpoint-enabled networks in commercial venues in the United States.

Management Commentary

“Our second quarter financial performance exceeded our expectations, despite ongoing investments in our strategic growth initiatives,” said David Hagan, Chief Executive Officer of Boingo Wireless. “Once again, DAS, military and advertising were the primary growth drivers.  DAS continues to gain momentum as evidenced by the signing of six new DAS agreements and our military build-out is well underway. We are scheduled to deploy more than 30 military bases this year and since preliminary service launches, adoption rates have surpassed our expectations. Advertising, which nearly doubled in terms of year-over-year revenue growth during the quarter, continues to provide a strong opportunity for us to monetize our managed and operated network.”

Mr. Hagan added, “For the second half of 2014, we will remain focused on our core strategic initiatives: to acquire long-term wireless rights in large venues; to build state-of-the-art DAS, Wi-Fi, and small cell networks to address the wireless industry’s capacity crunch; and to monetize those networks through our retail, wholesale and advertising offerings.”

Corporate Developments

Boingo Wireless today announced that Sky Dayton is stepping down as Chairman of the Board of Directors, and that the Board has appointed the Company’s current Chief Executive Officer, David Hagan, as Chairman of the Board, and Charles Boesenberg, as Lead Independent Director. A serial entrepreneur, Sky Dayton founded Boingo in 2001 and has served as Chairman of Boingo’s Board of Directors since its inception.

“Boingo has never been as well off as it is today, with double-digit revenue growth and unprecedented network wins under its belt,” said Mr. Boesenberg. “The Board would like to thank Sky for his many years of leadership and congratulate Dave on his well-earned appointment.”

Mr. Dayton added, “Dave and I have worked hand-in-hand since 2001 to build Boingo from concept to the leading DAS and Wi-Fi provider. As I return to spending all of my time on start-ups, which are my passion, I am extremely pleased to have Dave succeed me as Chairman. Dave is widely respected and under his thoughtful leadership, Boingo is thriving and extremely well positioned to ride the small cell tsunami. No one is more qualified to deliver continued value for our shareholders for years to come.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2014, as follows:

Third Quarter 2014

•                  Revenue is expected to be in the range of $28.0 million to $30.0 million.

•                  Adjusted EBITDA is expected to be in the range of $5.0 million to $6.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $5.0 million to $3.5 million, or a net loss of $0.14 to $0.10 per diluted share.

Boingo Wireless is reiterating revenue and adjusted EBITDA guidance and updating net loss and net loss per share guidance for the full year ending December 31, 2014, as follows:

Full Year 2014

•                  Revenue is expected to be in the range of $116.0 million to $121.0 million.

•                  Adjusted EBITDA is expected to be in the range of $24.0 million to $27.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $17.5 million to $14.5 million, or a net loss of $0.50 to $0.41 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2014 financial results beginning at 4:30 pm ET (1:30 pm PT), today, August 7, 2014. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13586790 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense (benefit), amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, and Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$28,396	$26,239	$54,848	$49,373
Costs and operating expenses:
Network access	13,247	11,035	26,172	20,705
Network operations	5,793	4,753	11,617	8,704
Development and technology	3,169	2,726	6,840	5,862
Selling and marketing	3,966	3,822	7,851	6,812
General and administrative	4,645	3,811	9,040	8,301
Amortization of intangible assets	928	516	1,853	915
Total costs and operating expenses	31,748	26,663	63,373	51,299
Loss from operations	(3,352)	(424)	(8,525)	(1,926)
Interest and other (expense) income, net	(18)	25	1	72
Loss before income taxes	(3,370)	(399)	(8,524)	(1,854)
Income tax expense (benefit)	155	(173)	303	(640)
Net loss	(3,525)	(226)	(8,827)	(1,214)
Net income attributable to non-controlling interests	209	173	355	306
Net loss attributable to common stockholders	$(3,734)	$(399)	$(9,182)	$(1,520)

Net loss per share attributable to common stockholders:
Basic	$(0.10)	$(0.01)	$(0.26)	$(0.04)
Diluted	$(0.10)	$(0.01)	$(0.26)	$(0.04)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	35,621	35,670	35,486	35,634
Diluted	35,621	35,670	35,486	35,634

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$7,954	$27,338
Restricted cash	545	545
Marketable securities	29,909	32,962
Accounts receivable, net	26,597	16,326
Prepaid expenses and other current assets	3,267	2,566
Deferred tax assets	1,192	1,192
Total current assets	69,464	80,929
Property and equipment, net	93,515	67,560
Goodwill	42,578	42,431
Intangible assets, net	21,549	23,413
Other assets	1,227	1,210
Total assets	$228,333	$215,543

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,392	$11,642
Accrued expenses and other liabilities	20,091	16,908
Deferred revenue	26,467	19,292
Total current liabilities	61,950	47,842
Deferred revenue, net of current portion	27,646	21,591
Deferred tax liabilities	3,599	3,369
Other liabilities	1,264	2,133
Total liabilities	94,459	74,935

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 35,810 and 35,226 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	185,643	182,927
Accumulated deficit	(52,370)	(43,188)
Total common stockholders’ equity	133,277	139,743
Non-controlling interests	597	865
Total stockholders’ equity	133,874	140,608
Total liabilities and stockholders’ equity	$228,333	$215,543

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net loss attributable to common stockholders	$(3,734)	$(399)	$(9,182)	$(1,520)
Depreciation and amortization of property and equipment	6,531	4,734	12,315	8,867
Income tax expense (benefit)	155	(173)	303	(640)
Amortization of intangible assets	928	516	1,853	915
Stock-based compensation expense	1,851	1,245	3,368	1,847
Non-controlling interests	209	173	355	306
Interest and other expense (income), net	18	(25)	(1)	(72)
Adjusted EBITDA	$5,958	$6,071	$9,011	$9,703

CONTACTS:

Christian Gunning

Vice President, Corporate Communications

cgunning@boingo.com

(310) 586-4009

Laura Bainbridge / Kimberly Orlando

Addo Communications

laurab@addocommunications.com  /

kimberlyo@addocommunications.com

(310) 829-5400